FOURTH AMENDMENT TO THE
AMERICAN FAMILY CORPORATION
RETIREMENT PLAN FOR SENIOR OFFICERS

    THIS FOURTH AMENDMENT to the American Family Corporation Retirement Plan for Senior Officers (the “Plan”) is made by Aflac Incorporated (as the successor to American Family Corporation; the “Company”).

WITNESSETH:

    WHEREAS, the Company has previously established the Plan for the benefit of its eligible employees and their beneficiaries; and

    WHEREAS, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) is authorized to amend the Plan; and

    WHEREAS, the Compensation Committee has adopted and approved this Fourth Amendment, which freezes additional accruals of retirement income as of December 31, 2023; and

    WHEREAS, Daniel P. Amos, as the Plan’s last remaining active participant, has accepted the changes in this Amendment;

    NOW, THEREFORE, the Plan hereby is amended as follows:

1.Section IV.A of the Plan hereby is amended by deleting the first sentence thereof and by substituting in lieu thereof the following:

For the 12-month period beginning with the date of retirement, Participant shall be paid the same full compensation as he received during calendar year 2023.

2.Section IV.A(1) of the Plan hereby is amended by deleting the first sentence thereof and by substituting in lieu thereof the following:

Participant shall be paid, at the same pay intervals as active employees of the Company, at the rate of sixty (60) percent of the full compensation received from the Company or its subsidiaries in any of the last ten (10) calendar years ending before January 1, 2024, whichever is highest; such retirement compensation to be paid for the lifetime of the Participant and to terminate at the end of the calendar month in which Participant’s death occurs.
3.This Amendment is effective as of December 31, 2023.

4.Except as specifically amended hereby, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, an officer of Aflac Incorporated has executed this Amendment on the date written below.

AFLAC INCORPORATED

Date:	By:

Accepted:

Date:
Daniel P. Amos